UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2025

W. P. Carey Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13779	45-4549771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Manhattan West, 395 9th Avenue, 58th Floor New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	WPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 10, 2025, W. P. Carey Inc. (the “Company”) consummated the public offering (the “Offering”) of $400 million aggregate principal amount of 4.650% Senior Notes due 2030 (the “Senior Notes”). The Offering settled on July 10, 2025 and was made pursuant to (i) the Company’s automatic shelf registration statement on Form S-3ASR (File No. 333-286885), filed with the Securities and Exchange Commission on May 1, 2025; and (ii) a final prospectus supplement relating to the Senior Notes, dated as of July 7, 2025. The Company intends to use the net proceeds from this Offering to repay certain indebtedness, including a portion of amounts outstanding under its $2.0 billion unsecured revolving credit facility and for other general corporate purposes.

The terms of the Senior Notes are governed by an indenture, dated as of March 14, 2014 (the “Base Indenture”), by and between the Company, as issuer, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the Twelfth Supplemental Indenture dated as of July 10, 2025 (the “Twelfth Supplemental Indenture” and together with the Base Indenture, the “Indenture”), by and between the Company and the Trustee.

The Senior Notes bear interest at 4.650% per annum, accruing from July 10, 2025. Interest on the Senior Notes is payable semi-annually on January 15 and July 15 of each year, commencing on January 15, 2026. The Senior Notes will mature on July 15, 2030. The Senior Notes are the Company’s direct, unsecured and unsubordinated obligations and will rank equally in right of payment with all of the Company’s existing and future unsecured and unsubordinated indebtedness.

The Company may redeem the Senior Notes at any time in whole, or from time to time in part, at the make-whole redemption price specified in the Twelfth Supplemental Indenture. If the Senior Notes are redeemed on or after June 15, 2030 (one month prior to the maturity date), the redemption price will be equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

The Indenture contains covenants that, among other things, require the Company, subject to exceptions, to maintain a specified ratio of unencumbered assets to unsecured debt and limit the Company’s ability to incur secured and unsecured indebtedness. The Indenture also limits the Company’s ability to consummate a merger, consolidation or sale of all or substantially all of its assets, subject to exceptions, and provides for customary events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.

The foregoing descriptions of the Base Indenture and the Twelfth Supplemental Indenture in this Current Report on Form 8-K do not purport to be complete, and are qualified in their entirety by reference to Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of Note representing $400 Million Aggregate Principal Amount of 4.650% Senior Notes due 2030 (contained in Exhibit 4.3).
4.2	Indenture dated as of March 14, 2014, by and between W. P. Carey Inc., as issuer and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 14, 2014).
4.3	Twelfth Supplemental Indenture dated as of July 10, 2025, by and between W. P. Carey Inc., as issuer, and U.S. Bank Trust Company, National Association, as trustee.
5.1	Opinion of Hogan Lovells US LLP.
23.1	Consent of Hogan Lovells US LLP (contained in Exhibit 5.1).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 10, 2025	W. P. Carey Inc.

	By:	/s/ ToniAnn Sanzone
ToniAnn Sanzone
Chief Financial Officer